UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report — December 13, 2004
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8974	22-2640650

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 COLUMBIA ROAD P.O. BOX 4000 MORRISTOWN, NEW JERSEY	07962-2497

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2004, Honeywell International Inc. announced that it has reached agreement with the board of directors of Novar plc on the terms of recommended offers for the entire issued ordinary and preference share capital of Novar. The offers will be made on the basis of 185 pence per Novar ordinary share and 103.625 pence per Novar convertible preference share. In addition, holders of Novar ordinary shares will be entitled to retain a final 2004 dividend of 6.6 pence per share. The aggregate value of the offers is £1.2 billion (US$2.4 billion) fully diluted for the exercise of all outstanding options, plus the assumption of approximately £300 million (US$580 million) of outstanding debt. The Novar Board has confirmed its intention to unanimously recommend the offers. The offers will not be made in certain jurisdictions, including the United States. A copy of the press release issued by Honeywell on December 13, 2004 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference. A description of the conditions to the offers are set out in Exhibit 99.2 and are hereby incorporated herein by reference.

Honeywell expects to fund the acquisition with existing cash resources. Honeywell has also received a commitment letter from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to provide an interim facility in an amount of up to £1.2 billion that could be used to make payments under the offers and refinance indebtedness of Novar.

This announcement by Honeywell does not constitute the making of an offer to acquire any securities of Novar plc. No offer is being, or will be, made in the United States or to U.S. persons. In addition, this release does not constitute an offer of any securities for sale in the United States or to U.S. persons. Securities may not be offered or sold in the United States or to U.S. persons absent registration or an exemption from registration. Honeywell does not intend to register or offer its securities in the United States or to U.S. persons, or otherwise conduct the offers in the United States.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on December 9, 2004, Honeywell received a commitment letter from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to provide an interim facility in an amount of up to £1.2 billion that could be used to make payments under the offers described above and to refinance indebtedness of Novar. A copy of the commitment letter is filed herewith as Exhibit 99.3 and is hereby incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

99.1	Press Release, dated December 13, 2004, issued by Honeywell International Inc.

99.2	Conditions and Further Terms of the Offers and related Definitions, as published in the United Kingdom.

99.3	Commitment Letter, dated December 9, 2004, among JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and Honeywell International Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004

HONEYWELL INTERNATIONAL INC. By: /s/ Thomas F. Larkins Thomas F. Larkins Vice President, Corporate Secretary and Deputy General Counsel